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                                                                     Exhibit 8.2

                       [MCBRIDE BAKER & COLES LETTERHEAD]

                                                                    June 3, 1999

Hach Company
5600 Lindbergh Drive
Loveland, Colorado 80539

Ladies and Gentlemen:

   We have acted as counsel to Hach Company, a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of H20 Acquisition Corp. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), with and into the Company, pursuant to the terms of the Agreement and Plan of Merger dated as of April 21, 1999 (the "Merger Agreement"), among Parent, Sub, and the Company, as described in the Registration Statement on Form S-4 to be filed by Parent with the Securities and Exchange Commission today (the "Registration Statement").

   We have participated in the preparation of the discussion contained in the information statement/prospectus included as part of the Registration Statement (the "Prospectus") under the caption "THE MERGER--Certain Federal Income Tax Consequences." In our opinion, that discussion, insofar as it relates to the federal income tax consequences of the Merger, is accurate in all material respects.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the references to McBride Baker & Coles in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          MCBRIDE BAKER & COLES

                                                  /s/ Thomas J. Kinasz
                                          By: _________________________________
                                                        A Partner